UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 13, 2018

Toll Brothers, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-09186	23-2416878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Gibraltar Road, Horsham, PA		19044
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (215) 938-8000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
Toll Brothers, Inc. (the "Company") held its Annual Meeting of Stockholders on March 13, 2018. There were 153,731,513 shares of common stock eligible to vote at the meeting.
The final voting results for each proposal submitted to a vote of the Company's stockholders are as follows:
Proposal One – Election of Directors:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Robert I. Toll	123,788,309	2,455,067	39,978	11,878,194
Douglas C. Yearley, Jr.	124,778,790	1,474,419	30,145	11,878,194
Edward G. Boehne	116,747,326	9,478,275	57,753	11,878,194
Richard J. Braemer	123,011,241	3,229,173	42,940	11,878,194
Christine N. Garvey	125,149,463	1,086,696	47,195	11,878,194
Carl B. Marbach	117,388,743	8,852,932	41,679	11,878,194
John A. McLean	124,766,370	1,460,575	56,409	11,878,194
Stephen A. Novick	122,885,846	3,342,190	55,318	11,878,194
Wendell E. Pritchett	125,540,345	698,132	44,877	11,878,194
Paul E. Shapiro	117,412,598	8,826,190	44,566	11,878,194
Proposal Two – Ratification of the Re-Appointment of Independent Registered Public Accounting Firm:

FOR	AGAINST	ABSTAIN
136,551,246	1,555,155	55,147
Proposal Three – Advisory and Non-Binding Vote on Executive Compensation (Say on Pay):

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
121,960,571	4,153,463	169,320	11,878,194

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLL BROTHERS, INC.

Dated:	March 15, 2018	By:	/s/ Michael J. Grubb
Michael J. Grubb Senior Vice President, Chief Accounting Officer